EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FOURTH QUARTER 2020 FINANCIAL RESULTS

Fourth Quarter Highlights

●	Net income of $12.6 million, or $0.46 per diluted share; return on average assets (ROAA) of 1.38%; return on average stockholders' equity (ROAE) of 14.00%; and return on average tangible common equity (ROATCE)(1) of 15.12%
●	Adjusted net income(1) of $12.4 million; or $0.45 per diluted share, adjusted ROAA(1) of 1.36%; adjusted ROAE(1) of 13.71%; and adjusted ROATCE(1) of 14.81%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Bloomington, IL, January 28, 2021 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial”), the holding company for Heartland Bank and Trust Company, today reported net income of $12.6 million, or $0.46 diluted earnings per share, for the fourth quarter of 2020. This compares to net income of $10.6 million, or $0.38 diluted earnings per share, for the third quarter of 2020, and net income of $16.1 million, or $0.61 diluted earnings per share, for the fourth quarter of 2019.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “Despite the ongoing challenges presented by the pandemic that have impacted loan demand in our markets, we continued to produce a high level of profitability. Our consistent performance reflects the strong foundation we have built upon an attractive, stable deposit base, conservative underwriting, and diverse sources of non-interest income.

“With ample liquidity, capital and reserves, we are well positioned to continue supporting our customers and communities through this crisis while generating solid results for our shareholders. As economic conditions improve, we will be well positioned to continue growing our balance sheet through our ongoing expansion in our existing markets and potential acquisition opportunities, which we believe will help us to generate earnings growth and further enhance the value of our franchise in the years ahead,” said Mr. Drake.

C Corp Equivalent Net Income

Prior to October 11, 2019, the Company operated as an S Corporation for U.S. federal and state income tax purposes. Effective October 11, 2019, the Company voluntarily revoked its S Corporation status and became a taxable entity (C Corporation). As such, any periods prior to October 11, 2019 only reflect state replacement taxes. To facilitate comparison, the Company reports its C Corp equivalent financial results, which do not reflect the additional shares issued in the initial public offering (the “IPO”) for periods prior to the IPO.

The Company reported C Corp equivalent net income of $15.1 million, or $0.58 diluted earnings per share, for the fourth quarter of 2019.

HBT Financial, Inc.

Adjusted Net Income

In addition to reporting C Corp equivalent results, the Company believes adjusted net income and adjusted earnings per share, which adjust for the additional C Corp equivalent tax expense for periods prior to October 11, 2019, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights (“MSR”) fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $12.4 million, or $0.45 adjusted diluted earnings per share, for the fourth quarter of 2020. This compares to adjusted net income of $10.8 million, or $0.39 adjusted diluted earnings per share, for the third quarter of 2020, and adjusted net income of $14.4 million, or $0.55 adjusted diluted earnings per share, for the fourth quarter of 2019 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2020 was $29.2 million, an increase of 1.0% from $28.9 million for the third quarter of 2020 due primarily to growth in average interest-earning assets.

Relative to the fourth quarter of 2019, net interest income decreased $3.1 million, or 9.6%. The decline was primarily attributable to lower yields on average interest-earning assets.

Net interest margin for the fourth quarter of 2020 was 3.31%, compared to 3.39% for the third quarter of 2020. The decrease was primarily attributable to a full quarter’s impact of subordinated notes issued in September 2020. The contribution of acquired loan discount accretion to net interest margin remained low at 2 basis points during both the third and fourth quarter of 2020.

Relative to the fourth quarter of 2019, net interest margin decreased from 4.09%. The decrease was due primarily to the decline in the average yield on earning assets. The contribution of acquired loan discount accretion to net interest margin was 2 basis points during the fourth quarter of 2019.

Noninterest Income

Noninterest income for the fourth quarter of 2020 was $11.1 million, an increase of 10.3% from $10.1 million for the third quarter of 2020. The increase was partially attributable to a $0.6 million increase in wealth management fees. Fourth quarter 2020 results included a positive $0.4 million mortgage servicing rights (“MSR”) fair value adjustment compared to a negative $0.3 million fair value adjustment in the third quarter of 2020.

Relative to the fourth quarter of 2019, noninterest income increased 7.3% from $10.3 million. The increase was primarily attributable to higher gains on sale of mortgage loans and higher wealth management fees. Partially offsetting these increases were a $0.5 million decline in service charges on deposit accounts and a $0.4 million decline in other noninterest income.

Noninterest Expense

Noninterest expense for the fourth quarter of 2020 was $22.7 million, an increase of 0.8% from $22.5 million for the third quarter of 2020. The increase was primarily attributable to a $0.3 million increase in data processing costs, including $0.2 million of nonrecurring costs related to systems conversion for the consolidation of State Bank of Lincoln into Heartland Bank and Trust Company.

Relative to the third quarter of 2019, noninterest expense increased 3.3% from $22.0 million. Lower loan collection and servicing expense was more than offset by increases in FDIC insurance, data processing and other noninterest expenses.

HBT Financial, Inc.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.25 billion at December 31, 2020, compared with $2.28 billion at September 30, 2020 and $2.16 billion at December 31, 2019. The $32.6 million decrease in loans from September 30, 2020 includes a $16.2 million decrease in PPP loans. The remaining decrease was not attributable to any specific factor. The $80.3 million decrease in total loans outstanding, net of PPP loans from December 31, 2019 was primarily due to a $43.2 million reduction in balances on existing lines of credit and a $19.0 million decrease in balances of participation loans purchased.

Deposits

Total deposits were $3.13 billion at December 31, 2020, compared with $3.02 billion at September 30, 2020 and $2.78 billion at December 31, 2019. Relative to the previous quarter, increases in interest-bearing demand, noninterest-bearing and savings balances were partially offset by declines in money market and time deposit balances in the fourth quarter of 2020.

Asset Quality

Nonperforming loans totaled $10.0 million, or 0.44% of total loans, at December 31, 2020, compared with $15.2 million, or 0.67% of total loans, at September 30, 2020, and $19.0 million, or 0.88% of total loans, at December 31, 2019. The decrease in nonperforming loans from September 30, 2020 was primarily attributable to the pay down and subsequent return to accrual status of one agriculture credit that totaled $4.2 million at September 30, 2020 and $3.8 million at December 31, 2020. The $9.0 million reduction in nonperforming loans from December 31, 2019 was primarily due to the referenced agriculture credit that totaled $5.0 million at December 31, 2019, as well as the payoff/pay down of 5 loan relationships that totaled approximately $4.2 million since December 31, 2019.

The Company recorded a provision for loan losses of $0.4 million for the fourth quarter of 2020, which was primarily due to a $3.2 million increase in specific reserves on loans individually evaluated for impairment, significantly offset by adjustments to qualitative factors to reflect changes in the economic environment and improved asset quality metrics.

Net charge-offs for the fourth quarter of 2020 were $0.2 million, or 0.04% of average loans on an annualized basis, compared to net charge-offs of $0.2 million, or 0.04% of average loans on an annualized basis, for the third quarter of 2020, and net charge-offs of $0.6 million, or 0.11% of average loans on an annualized basis, for the fourth quarter of 2019.

The Company’s allowance for loan losses was 1.42% of total loans and 319.66% of nonperforming loans at December 31, 2020, compared with 1.39% of total loans and 208.14% of nonperforming loans at September 30, 2020.

HBT Financial, Inc.

Capital

At December 31, 2020, the Company exceeded all regulatory capital requirements under Basel III and was considered to be “well-capitalized,” as summarized in the following table:

		Well Capitalized
	December 31,	Regulatory
	2020	Requirements
Total capital to risk-weighted assets	17.45%	10.00%
Tier 1 capital to risk-weighted assets	14.55%	8.00%
Common equity tier 1 capital ratio	13.06%	6.50%
Tier 1 leverage ratio	9.94%	5.00%
Total stockholders' equity to total assets	9.93%	N/A
Tangible common equity to tangible assets (1)	9.27%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Stock Repurchase Program

On November 3, 2020, the Company announced that its Board of Directors approved a stock repurchase program that authorizes the Company to repurchase up to $15 million of its common stock. The Company did not repurchase any shares of its common stock during the fourth quarter of 2020.

Annualization Factor

The method used to calculate annualization factors for interim period ratios changed in the third quarter of 2020 from financial information previously presented. The annualization factor is now calculated using the number of days in the year divided by the number of days in the interim period. Prior to the third quarter of 2020, annualization factors were calculated as 4 divided by the number of quarters in the interim period, or an annualization factor of 4 for a quarterly period. The change was applied retrospectively to all periods presented and did not have a material impact on the annualized interim ratios.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company. The bank provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois through 63 branches. As of December 31, 2020, HBT had total assets of $3.7 billion, total loans of $2.2 billion, and total deposits of $3.1 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back 100 years.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans and any ratios derived therefrom, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

HBT Financial, Inc.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals, future earnings levels, and future loan growth. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois in particular, including in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share amounts)
Loans, including fees:
Taxable	$25,497	$25,118	$28,039	$102,893	$117,296
Federally tax exempt	555	542	716	2,303	2,846
Securities:
Taxable	3,407	3,266	3,559	13,179	14,854
Federally tax exempt	1,208	1,233	1,269	4,696	5,728
Interest-bearing deposits in bank	65	65	1,003	938	2,951
Other interest and dividend income	14	14	14	56	60
Total interest and dividend income	30,746	30,238	34,600	124,065	143,735

INTEREST EXPENSE
Deposits	741	843	1,838	4,221	7,932
Securities sold under agreements to repurchase	8	9	24	48	72
Borrowings	—	1	2	2	9
Subordinated notes	469	147	—	616	—
Junior subordinated debentures issued to capital trusts	364	367	460	1,573	1,922
Total interest expense	1,582	1,367	2,324	6,460	9,935
Net interest income	29,164	28,871	32,276	117,605	133,800
PROVISION FOR LOAN LOSSES	430	2,174	138	10,532	3,404
Net interest income after provision for loan losses	28,734	26,697	32,138	107,073	130,396

NONINTEREST INCOME
Card income	2,151	2,146	1,952	8,087	7,765
Service charges on deposit accounts	1,527	1,493	2,065	5,987	7,870
Wealth management fees	2,270	1,646	1,911	7,237	6,827
Mortgage servicing	803	724	801	2,978	3,143
Mortgage servicing rights fair value adjustment	363	(268)	582	(2,584)	(2,400)
Gains on sale of mortgage loans	2,980	3,184	915	8,835	3,092
Gains (losses) on securities	30	(2)	(47)	33	(5)
Gains (losses) on foreclosed assets	22	27	808	142	940
Gains (losses) on other assets	—	1	—	(71)	1,244
Title insurance activity	—	—	—	—	167
Other noninterest income	946	1,101	1,349	3,812	4,108
Total noninterest income	11,092	10,052	10,336	34,456	32,751

NONINTEREST EXPENSE
Salaries	12,593	12,595	12,581	50,616	49,003
Employee benefits	1,490	1,666	1,663	8,045	9,883
Occupancy of bank premises	1,501	1,609	1,607	6,580	6,867
Furniture and equipment	556	679	763	2,447	2,813
Data processing	1,901	1,583	1,547	6,742	5,570
Marketing and customer relations	925	690	1,036	3,476	3,873
Amortization of intangible assets	305	305	336	1,232	1,423
FDIC insurance	231	222	(237)	707	198
Loan collection and servicing	463	450	732	1,755	2,633
Foreclosed assets	154	226	151	557	676
Other noninterest expense	2,546	2,460	1,771	9,799	8,087
Total noninterest expense	22,665	22,485	21,950	91,956	91,026
INCOME BEFORE INCOME TAX EXPENSE	17,161	14,264	20,524	49,573	72,121
INCOME TAX EXPENSE	4,519	3,701	4,437	12,728	5,256
NET INCOME	$12,642	$10,563	$16,087	$36,845	$66,865

EARNINGS PER SHARE - BASIC	$0.46	$0.38	$0.61	$1.34	$3.33
EARNINGS PER SHARE - DILUTED	$0.46	$0.38	$0.61	$1.34	$3.33
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	27,457,306	27,457,306	26,211,282	27,457,306	20,090,270

PRO FORMA C CORP EQUIVALENT INFORMATION
Historical income before income tax expense			$20,524		$72,121
Pro forma C Corp equivalent income tax expense			5,436		18,749
Pro forma C Corp equivalent net income			$15,088		$53,372

PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - BASIC			$0.58		$2.66
PRO FORMA C CORP EQUIVALENT EARNINGS PER SHARE - DILUTED			$0.58		$2.66

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2020	2020	2019

	(dollars in thousands)
ASSETS
Cash and due from banks	$24,912	$22,347	$22,112
Interest-bearing deposits with banks	287,539	214,377	261,859
Cash and cash equivalents	312,451	236,724	283,971

Interest-bearing time deposits with banks	—	—	248
Debt securities available-for-sale, at fair value	922,869	814,798	592,404
Debt securities held-to-maturity	68,395	74,510	88,477
Equity securities	4,844	4,814	4,389
Restricted stock, at cost	2,498	2,498	2,425
Loans held for sale	14,713	23,723	4,531

Loans, before allowance for loan losses	2,247,006	2,279,639	2,163,826
Allowance for loan losses	(31,838)	(31,654)	(22,299)
Loans, net of allowance for loan losses	2,215,168	2,247,985	2,141,527

Bank premises and equipment, net	52,904	53,271	53,987
Bank premises held for sale	121	121	121
Foreclosed assets	4,168	3,857	5,099
Goodwill	23,620	23,620	23,620
Core deposit intangible assets, net	2,798	3,103	4,030
Mortgage servicing rights, at fair value	5,934	5,571	8,518
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	14,255	13,820	13,951
Other assets	20,664	25,643	16,640
Total assets	$3,666,567	$3,535,223	$3,245,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$882,939	$850,306	$689,116
Interest-bearing	2,247,595	2,166,355	2,087,739
Total deposits	3,130,534	3,016,661	2,776,855

Securities sold under agreements to repurchase	45,736	45,438	44,433
Subordinated notes	39,238	39,218	—
Junior subordinated debentures issued to capital trusts	37,648	37,632	37,583
Other liabilities	49,494	40,980	53,314
Total liabilities	3,302,650	3,179,929	2,912,185

Stockholders' Equity
Common stock	275	275	275
Surplus	190,875	190,787	190,524
Retained earnings	154,614	146,101	134,287
Accumulated other comprehensive income	18,153	18,131	7,832
Total stockholders’ equity	363,917	355,294	332,918
Total liabilities and stockholders’ equity	$3,666,567	$3,535,223	$3,245,103

SHARE INFORMATION
Ending number shares of common stock outstanding	27,457,306	27,457,306	27,457,306

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	December 31,	September 30,	December 31,
	2020	2020	2019

	(dollars in thousands)
LOANS
Commercial and industrial	$393,312	$389,231	$307,175
Agricultural and farmland	222,723	235,597	207,776
Commercial real estate - owner occupied	222,360	225,345	231,162
Commercial real estate - non-owner occupied	520,395	532,454	579,757
Multi-family	236,391	199,441	179,073
Construction and land development	225,652	265,758	224,887
One-to-four family residential	306,775	308,365	313,580
Municipal, consumer, and other	119,398	123,448	120,416
Loans, before allowance for loan losses	$2,247,006	$2,279,639	$2,163,826

PPP LOANS (included above)
Commercial and industrial	$153,860	$168,466	$—
Agricultural and farmland	3,049	4,179	—
Municipal, consumer, and other	6,587	7,095	—
Total PPP Loans	$163,496	$179,740	$—

	December 31,	September 30,	December 31,
	2020	2020	2019

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$882,939	$850,306	$689,116
Interest-bearing demand	968,592	885,719	814,639
Money market	462,056	475,047	477,765
Savings	517,473	497,682	438,927
Time	299,474	307,907	356,408
Total deposits	$3,130,534	$3,016,661	$2,776,855

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,295,569	$26,052	4.51%	$2,277,826	$25,660	4.48%	$2,162,975	$28,755	5.27%
Securities	932,698	4,615	1.97	831,120	4,499	2.15	700,441	4,828	2.73
Deposits with banks	277,363	65	0.09	274,022	65	0.09	265,237	1,003	1.50
Other	2,498	14	2.26	2,498	14	2.29	2,425	14	2.37
Total interest-earning assets	3,508,128	$30,746	3.49%	3,385,466	$30,238	3.55%	3,131,078	$34,600	4.38%
Allowance for loan losses	(31,749)			(30,221)			(22,766)
Noninterest-earning assets	157,208			157,446			152,961
Total assets	$3,633,587			$3,512,691			$3,261,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$930,494	$111	0.05%	$888,941	$123	0.05%	$820,390	$299	0.14%
Money market	475,183	89	0.07	479,314	96	0.08	486,288	481	0.39
Savings	506,381	39	0.03	493,278	37	0.03	434,241	71	0.06
Time	303,617	502	0.66	306,154	587	0.76	359,731	987	1.09
Total interest-bearing deposits	2,215,675	741	0.13	2,167,687	843	0.15	2,100,650	1,838	0.35
Securities sold under agreements to repurchase	51,297	8	0.06	51,686	9	0.06	46,028	24	0.21
Borrowings	326	—	0.51	1,196	1	0.47	272	2	2.58
Subordinated notes	39,219	469	4.76	11,976	147	4.87	—	—	—
Junior subordinated debentures issued to capital trusts	37,638	364	3.84	37,621	367	3.89	37,577	460	4.86
Total interest-bearing liabilities	2,344,155	$1,582	0.27%	2,270,166	$1,367	0.24%	2,184,527	$2,324	0.42%
Noninterest-bearing deposits	888,390			846,808			699,373
Noninterest-bearing liabilities	41,730			40,421			45,589
Total liabilities	3,274,275			3,157,395			2,929,489
Stockholders' Equity	359,312			355,296			331,784
Total liabilities and stockholders’ equity	$3,633,587			$3,512,691			$3,261,273

Net interest income/Net interest margin (3)		$29,164	3.31%		$28,871	3.39%		$32,276	4.09%
Tax-equivalent adjustment (2)		502	0.05		495	0.06		534	0.07
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$29,666	3.36%		$29,366	3.45%		$32,810	4.16%
Net interest rate spread (4)			3.22%			3.31%			3.96%
Net interest-earning assets (5)	$1,163,973			$1,115,300			$946,551
Ratio of interest-earning assets to interest-bearing liabilities	1.50			1.49			1.43
Cost of total deposits			0.09%			0.11%			0.26%

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Year Ended
	December 31, 2020			December 31, 2019
	Average			Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

	(dollars in thousands)
ASSETS
Loans	$2,245,093	$105,196	4.69%	$2,178,897	$120,142	5.51%
Securities	789,062	17,875	2.27	759,479	20,582	2.71
Deposits with banks	282,130	938	0.33	164,986	2,951	1.79
Other	2,479	56	2.28	2,501	60	2.41
Total interest-earning assets	3,318,764	$124,065	3.74%	3,105,863	$143,735	4.63%
Allowance for loan losses	(27,661)			(21,704)
Noninterest-earning assets	156,397			149,227
Total assets	$3,447,500			$3,233,386

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$873,060	$647	0.07%	$821,480	$1,474	0.18%
Money market	474,033	697	0.15	463,233	1,837	0.40
Savings	477,260	196	0.04	430,220	278	0.06
Time	317,308	2,681	0.84	396,560	4,343	1.10
Total interest-bearing deposits	2,141,661	4,221	0.20	2,111,493	7,932	0.38
Securities sold under agreements to repurchase	49,714	48	0.10	41,177	72	0.18
Borrowings	1,080	2	0.22	351	9	2.60
Subordinated notes	12,869	616	4.79	—	—	—
Junior subordinated debentures issued to capital trusts	37,613	1,573	4.18	37,553	1,922	5.12
Total interest-bearing liabilities	2,242,937	$6,460	0.29%	2,190,574	$9,935	0.45%
Noninterest-bearing deposits	807,864			666,055
Noninterest-bearing liabilities	45,996			35,213
Total liabilities	3,096,797			2,891,842
Stockholders' Equity	350,703			341,544
Total liabilities and stockholders’ equity	$3,447,500			3,233,386

Net interest income/Net interest margin (3)		$117,605	3.54%		$133,800	4.31%
Tax-equivalent adjustment (2)		1,943	0.06		2,309	0.07
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$119,548	3.60%		$136,109	4.38%
Net interest rate spread (4)			3.45%			4.18%
Net interest-earning assets (5)	$1,075,827			$915,289
Ratio of interest-earning assets to interest-bearing liabilities	1.48			1.42
Cost of total deposits			0.14%			0.29%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	December 31,	September 30,	December 31,
	2020	2020	2019

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$9,939	$15,191	$19,019
Past due 90 days or more, still accruing (1)	21	17	30
Total nonperforming loans	9,960	15,208	19,049
Foreclosed assets	4,168	3,857	5,099
Total nonperforming assets	$14,128	$19,065	$24,148

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$2,908	$10,179	$10,811
Past due 90 days or more, still accruing	21	17	30
Total nonperforming loans (originated)	2,929	10,196	10,841
Foreclosed assets	674	939	1,022
Total nonperforming (originated)	$3,603	$11,135	$11,863

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$7,031	$5,012	$8,208
Past due 90 days or more, still accruing (1)	—	—	—
Total nonperforming loans (acquired)	7,031	5,012	8,208
Foreclosed assets	3,494	2,918	4,077
Total nonperforming assets (acquired)	$10,525	$7,930	$12,285

Allowance for loan losses	$31,838	$31,654	$22,299

Loans, before allowance for loan losses	$2,247,006	$2,279,639	$2,163,826
Loans, before allowance for loan losses (originated) (2)	2,126,323	2,148,074	1,998,496
Loans, before allowance for loan losses (acquired) (2)	120,683	131,565	165,330

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	1.42%	1.39%	1.03%
Allowance for loan losses to nonperforming loans	319.66	208.14	117.06
Nonperforming loans to loans, before allowance for loan losses	0.44	0.67	0.88
Nonperforming assets to total assets	0.39	0.54	0.74
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.63	0.83	1.11

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to loans, before allowance for loan losses	0.14%	0.47%	0.54%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.17	0.52	0.59

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to loans, before allowance for loan losses	5.83%	3.81%	4.96%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	8.48	5.90	7.25

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $0.6 million, $30 thousand, and $0.1 million as of December 31, 2020, September 30, 2020, and December 31, 2019, respectively.
(2)	Originated loans and acquired loans along with the related credit quality ratios such as nonperforming loans to loans, before allowance for loan losses (originated and acquired) and nonperforming assets to loans, before allowance for loan losses and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by the Company. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$31,654	$29,723	$22,761	$22,299	$20,509
Provision	430	2,174	138	10,532	3,404
Charge-offs	(509)	(1,078)	(837)	(2,968)	(3,273)
Recoveries	263	835	237	1,975	1,659
Ending balance	$31,838	$31,654	$22,299	$31,838	$22,299

Net charge-offs (recoveries)	$246	$243	$600	$993	$1,614
Net charge-offs (recoveries) - (originated) (1)	190	(20)	550	345	732
Net charge-offs (recoveries) - (acquired) (1)	56	263	50	648	882

Average loans, before allowance for loan losses	$2,295,569	$2,277,826	$2,162,975	$2,245,093	$2,178,897
Average loans, before allowance for loan losses (originated) (1)	2,169,256	2,140,376	1,988,658	2,102,904	1,981,658
Average loans, before allowance for loan losses (acquired) (1)	126,313	137,450	174,317	142,189	197,239

Net charge-offs to average loans, before allowance for loan losses *	0.04%	0.04%	0.11%	0.04%	0.07%
Net charge-offs to average loans, before allowance for loan losses (originated) * (1)	0.03	—	0.11	0.02	0.04
Net charge-offs to average loans, before allowance for loan losses (acquired) * (1)	0.18	0.76	0.11	0.46	0.45

*       Annualized measure.

(1)	Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs (originated and acquired), average loans, before allowance for loan losses (originated and acquired), and net charge-offs to average loans, before allowance for loan losses (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by the Company. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

	(dollars in thousands, except per share amounts)
EARNINGS AND PER SHARE INFORMATION
Net income	$12,642	$10,563	$16,087	$36,845	$66,865
Earnings per share - Basic	0.46	0.38	0.61	1.34	3.33
Earnings per share - Diluted	0.46	0.38	0.61	1.34	3.33

C Corp equivalent net income (1)	N/A	N/A	$15,088	N/A	$53,372
C Corp equivalent earnings per share - Basic (1)	N/A	N/A	0.58	N/A	2.66
C Corp equivalent earnings per share - Diluted (1)	N/A	N/A	0.58	N/A	2.66

Book value per share	$13.25	$12.94	$12.12

Ending number shares of common stock outstanding	27,457,306	27,457,306	27,457,306
Weighted average shares of common stock outstanding	27,457,306	27,457,306	26,211,282	27,457,306	20,090,270

SUMMARY RATIOS
Net interest margin *	3.31%	3.39%	4.09%	3.54%	4.31%
Efficiency ratio	55.54	56.98	50.72	59.66	53.80
Loan to deposit ratio	71.78	75.57	77.92

Return on average assets *	1.38%	1.20%	1.96%	1.07%	2.07%
Return on average stockholders' equity *	14.00	11.83	19.24	10.51	19.58

C Corp equivalent return on average assets * (1)	N/A	N/A	1.84%	N/A	1.65%
C Corp equivalent return on average stockholders' equity * (1)	N/A	N/A	18.04	N/A	15.63

NON-GAAP FINANCIAL MEASURES
Adjusted net income (2)	$12,382	$10,755	$14,417	$39,734	$57,427
Adjusted earnings per share - Basic (2)	0.45	0.39	0.55	1.44	2.86
Adjusted earnings per share - Diluted (2)	0.45	0.39	0.55	1.44	2.86

Tangible book value per share (2)	$12.29	$11.97	$11.12

Net interest margin (tax equivalent basis) * (2)	3.36%	3.45%	4.16%	3.60%	4.38%
Efficiency ratio (tax equivalent basis) (2)	54.86	56.27	50.10	58.91	53.06

Adjusted return on average assets * (2)	1.36%	1.22%	1.75%	1.15%	1.78%
Adjusted return on average stockholders' equity * (2)	13.71	12.04	17.24	11.33	16.81

Return on average tangible common equity * (2)	15.12%	12.80%	21.00%	11.38%	21.35%
C Corp equivalent return on average tangible common equity * (1) (2)	N/A	N/A	19.69	N/A	17.04
Adjusted return on average tangible common equity * (2)	14.81	13.03	18.82	12.28	18.34

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.
(2)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Net income	$12,642	$10,563	$16,087	$36,845	$66,865
C Corp equivalent adjustment (2)	—	—	(999)	—	(13,493)
C Corp equivalent net income (2)	12,642	10,563	15,088	36,845	53,372
Adjustments:
Net earnings (losses) from closed or sold operations, including gains on sale (1)	—	—	(9)	—	524
Charges related to termination of certain employee benefit plans	—	—	365	(1,457)	(3,796)
Mortgage servicing rights fair value adjustment	363	(268)	582	(2,584)	(2,400)
Total adjustments	363	(268)	938	(4,041)	(5,672)
Tax effect of adjustments	(103)	76	(267)	1,152	1,617
Less adjustments after tax effect	260	(192)	671	(2,889)	(4,055)
Adjusted net income	$12,382	$10,755	$14,417	$39,734	$57,427

Average assets	$3,633,587	$3,512,691	$3,261,273	$3,447,500	$3,233,386

Return on average assets *	1.38%	1.20%	1.96%	1.07	2.07%
C Corp equivalent return on average assets * (2)	N/A	N/A	1.84	N/A	1.65
Adjusted return on average assets *	1.36	1.22	1.75	1.15	1.78

*       Annualized measure.

(1)	Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.
(2)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

	(dollars in thousands, except per share amounts)
Numerator:
Net income	$12,642	$10,563	$16,087	$36,845	$66,865
Earnings allocated to unvested restricted stock units (1)	(31)	(28)	—	(93)	—
Numerator for earnings per share - basic and diluted	$12,611	$10,535	$16,087	$36,752	$66,865

C Corp equivalent net income (3)	N/A	N/A	$15,088	N/A	$53,372
Earnings allocated to unvested restricted stock units (1) (3)	N/A	N/A	—	N/A	—
Numerator for C Corp equivalent earnings per share - basic and diluted (3)	N/A	N/A	$15,088	N/A	$53,372

Adjusted net income	$12,382	$10,755	$14,417	$39,734	$57,427
Earnings allocated to unvested restricted stock units (1)	(32)	(28)	—	(101)	—
Numerator for adjusted earnings per share - basic and diluted	$12,350	$10,727	$14,417	$39,633	$57,427

Denominator:
Weighted average common shares outstanding	27,457,306	27,457,306	26,211,282	27,457,306	20,090,270
Dilutive effect of outstanding restricted stock units (2)	—	—	—	—	—
Weighted average common shares outstanding, including all dilutive potential shares	27,457,306	27,457,306	26,211,282	27,457,306	20,090,270

Earnings per share - Basic	$0.46	$0.38	$0.61	$1.34	$3.33
Earnings per share - Diluted	$0.46	$0.38	$0.61	$1.34	$3.33

C Corp equivalent earnings per share - Basic (3)	N/A	N/A	$0.58	N/A	$2.66
C Corp equivalent earnings per share - Diluted (3)	N/A	N/A	$0.58	N/A	$2.66

Adjusted earnings per share - Basic	$0.45	$0.39	$0.55	$1.44	$2.86
Adjusted earnings per share - Diluted	$0.45	$0.39	$0.55	$1.44	$2.86

(1)	The Company has granted restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.
(2)	Restricted stock units were anti-dilutive and excluded from the calculation of common stock equivalents during the three months ended December 31, 2020 and September 30, 2020 and during the year ended December 31, 2020. There were no restricted stock units outstanding during the three months and year ended December 31, 2019.
(3)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$29,164	$28,871	$32,276	$117,605	$133,800
Tax-equivalent adjustment (1)	502	495	534	1,943	2,309
Net interest income (tax equivalent basis) (1)	$29,666	$29,366	$32,810	$119,548	$136,109

Net interest margin (tax equivalent basis)
Net interest margin *	3.31%	3.39%	4.09%	3.54%	4.31%
Tax-equivalent adjustment * (1)	0.05	0.06	0.07	0.06	0.07
Net interest margin (tax equivalent basis) * (1)	3.36%	3.45%	4.16%	3.60%	4.38%

Average interest-earning assets	$3,508,128	$3,385,466	$3,131,078	$3,318,764	$3,105,863

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$22,665	$22,485	$21,950	$91,956	$91,026
Less: amortization of intangible assets	305	305	336	1,232	1,423
Adjusted noninterest expense	$22,360	$22,180	$21,614	$90,724	$89,603

Net interest income	$29,164	$28,871	$32,276	$117,605	$133,800
Total noninterest income	11,092	10,052	10,336	34,456	32,751
Operating revenue	40,256	38,923	42,612	152,061	166,551
Tax-equivalent adjustment (1)	502	495	534	1,943	2,309
Operating revenue (tax equivalent basis) (1)	$40,758	$39,418	$43,146	$154,004	$168,860

Efficiency ratio	55.54%	56.98%	50.72%	59.66%	53.80%
Efficiency ratio (tax equivalent basis) (1)	54.86	56.27	50.10	58.91	53.06

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	December 31,	September 30,	December 31,
	2020	2020	2019

	(dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$363,917	$355,294	$332,918
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	2,798	3,103	4,030
Tangible common equity	$337,499	$328,571	$305,268

Tangible assets
Total assets	$3,666,567	$3,535,223	$3,245,103
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	2,798	3,103	4,030
Tangible assets	$3,640,149	$3,508,500	$3,217,453

Total stockholders' equity to total assets	9.93%	10.05%	10.26%
Tangible common equity to tangible assets	9.27	9.36	9.49

Ending number shares of common stock outstanding	27,457,306	27,457,306	27,457,306

Book value per share	$13.25	$12.94	$12.12
Tangible book value per share	12.29	11.97	11.12

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019

	(dollars in thousands)
Average Tangible Common Equity
Total stockholders' equity	$359,312	$355,296	$331,784	$350,703	$341,544
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	2,979	3,284	4,224	3,436	4,748
Average tangible common equity	$332,713	$328,392	$303,940	$323,647	$313,176

Net income	$12,642	$10,563	$16,087	$36,845	$66,865
C Corp equivalent net income (1)	N/A	N/A	15,088	N/A	53,372
Adjusted net income	12,382	10,755	14,417	39,734	57,427

Return on average stockholders' equity *	14.00%	11.83%	19.24%	10.51%	19.58%
C Corp equivalent return on average stockholders' equity * (1)	N/A	N/A	18.04	N/A	15.63
Adjusted return on average stockholders' equity *	13.71	12.04	17.24	11.33	16.81

Return on average tangible common equity *	15.12%	12.80%	21.00%	11.38%	21.35%
C Corp equivalent return on average tangible common equity * (1)	N/A	N/A	19.69	N/A	17.04
Adjusted return on average tangible common equity *	14.81	13.03	18.82	12.28	18.34

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent income tax expense for such period. No such adjustment is necessary for periods subsequent to 2019.

N/A  Not applicable.